Exhibit 99.1
Planet Fitness, Inc. Announces First Quarter 2022 Results
System-wide same store sales increased 15.9%
Ends first quarter with total membership of more than 16.2 million

Hampton, NH, May 10, 2022 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its first quarter ended March 31, 2022.
“Over the past two-plus years of operating during the pandemic, we’ve learned to be nimble and resilient while staying true to our mission of providing a high-quality, affordable fitness experience in a welcoming, non-intimidating environment. During the first quarter we completed the acquisition of Sunshine Fitness, one of our best-performing franchisees as well as a successful refinancing of a portion of our debt. We are bullish on the future and believe that the acquisition strengthens our powerful business model by enhancing our corporate store team and diversifying the geographic profile of our corporate-owned stores, and the refinancing further supports our business model, by locking in low rates on a significant portion our debt,” said Chris Rondeau, Chief Executive Officer. “We are looking forward to the upcoming launch of the High School Summer Pass that offers teens a chance to workout for free at our gyms over the summer – an extremely important initiative given the alarming teen mental health crisis in the U.S. Additionally, we are excited about our entry into new markets such as New Zealand and the opening of our first stores in Mexico under the new development agreement we signed last year.”

First Quarter Fiscal 2022 results
•Total revenue increased from the prior year period by 66.9% to $186.7 million.
•System-wide same store sales increased 15.9%.
•System-wide sales increased $196 million to $961 million, from $765 million in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $16.5 million, or $0.19 per diluted share, compared to $5.6 million, or $0.07 per diluted share, in the prior year period.
•Net income increased $12.2 million to $18.4 million, compared to $6.2 million in the prior year period.
•Adjusted net income(1) increased $20.0 million to $29.0 million, or $0.32 per diluted share, compared to $9.1 million, or $0.10 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $33.6 million to $77.3 million from $43.7 million in the prior year period.
•37 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,291 as of March 31, 2022.
•Cash of $536.7 million, which includes cash and cash equivalents of $471.2 million and restricted cash of $65.5 million.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the First Quarter Ended March 31, 2022
For the first quarter 2022, total revenue increased $74.8 million or 66.9% to $186.7 million from $111.9 million in the prior year period, which included system-wide same store sales growth of 15.9%. By segment:
•Franchise segment revenue increased $16.0 million or 25.0% to $80.1 million from $64.1 million in the prior year period. The increase in franchise segment revenue for the first quarter of 2022 was primarily due to a $9.9 million increase in franchise royalty revenue, a $2.4 million increase in National Advertising Fund (“NAF”) revenue, a $2.0 million increase in franchise and other fees, and a $1.5 million increase in placement revenue. Of the $9.9 million increase in royalty revenue, $5.7 million was primarily attributable to a same store sales increase of 15.8% in franchisee-owned stores, $4.5 million was attributable to new stores opened since January 1, 2021 and stores that were not open for all of the prior year period due to COVID related temporary closures, and $1.2 million was from higher royalties on annual fees. Partially offsetting the royalty revenue increases was a decrease of approximately $1.6 million as a result of 114 franchisee-owned stores becoming corporate-owned stores as a result of the acquisition of Sunshine Fitness Growth Holdings, LLC in the first quarter of 2022 (the “Sunshine Acquisition”);

•Corporate-owned stores segment revenue increased $38.3 million or 101.1% to $76.2 million from $37.9 million in the prior year period. Of the increase, $28.7 million was attributable to the acquisition of 114 stores in the Sunshine Acquisition, $5.0 million was from new stores opened since January 1, 2021 and stores that were not open for all of the prior year period due to COVID related temporary closures, and $4.6 million was from the corporate-owned store same store sales increase of 17.0%; and
•Equipment segment revenue increased $20.5 million or 206.2% to $30.4 million from $9.9 million in the prior year period, driven by higher equipment sales to new and existing franchisee-owned stores in the three months ended March 31, 2022 compared to the three months ended March 31, 2021. In the three months ended March 31, 2022, the Company had equipment sales to 33 new franchisee-owned stores compared to 18 in the prior year period.
For the first quarter of 2022, net income attributable to Planet Fitness, Inc. was $16.5 million, or $0.19 per diluted share, compared to $5.6 million, or $0.07 per diluted share, in the prior year period. Net income was $18.4 million in the first quarter of 2022 compared to $6.2 million in the prior year period. Adjusted net income increased $20.0 million to $29.0 million, or $0.32 per diluted share, from $9.1 million, or $0.10 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.2% and 26.6% for the current and prior year period, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased $33.6 million to $77.3 million from $43.7 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $18.9 million to $60.1 million. The increase in franchise segment EBITDA for the first quarter of 2022 was primarily due to the revenue increases described above. Additionally, franchise selling general and administrative expense was $2.9 million lower than the prior year period as a result of lower franchise selling general and administrative spend to support our franchisees compared to the prior year. Partially offsetting these EBITDA increases, NAF expense was $1.8 million higher in the three months ended March 31, 2022 than in the prior year period;
•Corporate-owned stores segment EBITDA increased $12.7 million to $23.4 million. The increase was primarily attributable to higher corporate-owned store four-wall EBITDA, partially offset by higher corporate-owned store selling general and administrative expense, both as a result of the Sunshine Acquisition; and
•Equipment segment EBITDA increased by $6.8 million to $8.7 million driven by higher equipment sales to new and existing franchisee-owned stores in the three months ended March 31, 2022 compared to the three months ended March 31, 2021, as described above.
2022 Outlook
For the year ending December 31, 2022, the Company is reiterating the following expectations as compared to the Company’s 2021 results, which includes the impact from the Sunshine Acquisition and assumes there is no significant worsening of the COVID-19 pandemic that seriously impacts performance, including prolonged store closures or other mandated operational restrictions:
•New equipment placements of approximately 170 in franchisee-owned locations
•System-wide same store sales in the low double-digit percentage range
The following are 2022 growth expectations over the Company’s 2021 results:
•Revenue to increase in the mid-50 percent range
•Adjusted EBITDA to increase in the high-50 percent range
•Adjusted Net Income to increase in the low-90 percent range
•Adjusted earnings per share to increase in the mid-80 percent range, based on Adjusted diluted shares outstanding of approximately 91.1 million, inclusive of the issuance of equity as part of the Sunshine Acquisition
The Company continues to expect 2022 net interest expense to be approximately $89 million as a result of its recent debt refinancing and upsizing.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2022. Accordingly, a reconciliation of the Company’s guidance for Adjusted EBITDA and Adjusted net income per share, diluted, to the most directly comparable GAAP measure cannot be made available without unreasonable effort. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2022.
Investor Conference Call
The Company will hold a conference call at 8:00 AM (ET) on May 10, 2022 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of March 31, 2022, Planet Fitness had more than 16.2 million members and 2,291 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Brittany Fraser, ICR
brittany.fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2022 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, including with respect to the Company’s growth opportunities globally and long-term targets for U.S. store locations, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may continue to result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, our ability to successfully integrate and realize the anticipated benefits from the Sunshine Acquisition, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2022	2021
Revenue:
Franchise	$65,614	$52,180
Commission income	503	272
National advertising fund revenue	13,967	11,609
Corporate-owned stores	76,157	37,877
Equipment	30,435	9,939
Total revenue	186,676	111,877
Operating costs and expenses:
Cost of revenue	22,361	7,985
Store operations	47,535	25,907
Selling, general and administrative	30,826	22,490
National advertising fund expense	14,547	12,753
Depreciation and amortization	25,683	15,474
Other (gains) losses, net	(2,933)	(2,138)
Total operating costs and expenses	138,019	82,471
Income from operations	48,657	29,406
Other expense, net:
Interest income	209	217
Interest expense	(22,631)	(20,244)
Other income	4,090	165
Total other expense, net	(18,332)	(19,862)
Income before income taxes	30,325	9,544
Equity earnings (losses) of unconsolidated entities, net of tax	(238)	—
Provision for income taxes	11,711	3,354
Net income	18,376	6,190
Less net income attributable to non-controlling interests	1,912	609
Net income attributable to Planet Fitness, Inc.	$16,464	$5,581
Net income per share of Class A common stock:
Basic	$0.20	$0.07
Diluted	$0.19	$0.07
Weighted-average shares of Class A common stock outstanding:
Basic	84,166	83,084
Diluted	84,635	83,707

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$471,176	$545,909
Restricted cash	65,492	58,032
Accounts receivable, net of allowance for bad debts of $0 and $0 at March 31, 2022 and December 31, 2021, respectively	12,886	27,257
Inventory	1,745	1,155
Restricted assets – national advertising fund	22,569	—
Prepaid expenses	18,476	12,869
Other receivables	19,622	13,519
Income tax receivables	3,669	3,673
Total current assets	615,635	662,414
Property and equipment, net of accumulated depreciation of $169,432 and $152,296 at March 31, 2022 and December 31, 2021, respectively	332,935	173,687
Investments, net of allowance for expected credit losses of $15,352 and $17,462 as of March 31, 2022 and December 31, 2021, respectively	21,083	18,760
Right of use assets, net	353,536	190,330
Intangible assets, net	475,419	200,937
Goodwill	696,299	228,569
Deferred income taxes	493,834	539,264
Other assets, net	3,661	2,022
Total assets	$2,992,402	$2,015,983
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$20,750	$17,500
Borrowings under Variable Funding Notes	75,000	—
Accounts payable	24,147	27,892
Accrued expenses	63,784	51,714
Equipment deposits	12,966	6,036
Deferred revenue, current	64,178	28,351
Payable pursuant to tax benefit arrangements, current	20,302	20,302
Other current liabilities	44,876	24,815
Total current liabilities	326,003	176,610
Long-term debt, net of current maturities	1,989,533	1,665,273
Borrowings under Variable Funding Notes	—	75,000
Lease liabilities, net of current portion	346,695	197,682
Deferred revenue, net of current portion	32,607	33,428
Deferred tax liabilities	910	—
Payable pursuant to tax benefit arrangements, net of current portion	504,016	507,805
Other liabilities	3,576	3,030
Total noncurrent liabilities	2,877,337	2,482,218
Stockholders' equity (deficit):
Class A common stock, $0.0001 par value - 300,000 authorized, 84,907 and 83,804 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	8	8
Class B common stock, $0.0001 par value - 100,000 authorized, 6,146 and 3,056 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Accumulated other comprehensive income	97	12
Additional paid in capital	479,535	63,428
Accumulated deficit	(692,340)	(708,804)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(212,699)	(645,355)
Non-controlling interests	1,761	2,510
Total stockholders' deficit	(210,938)	(642,845)
Total liabilities and stockholders' deficit	$2,992,402	$2,015,983

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$18,376	$6,190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,683	15,474
Amortization of deferred financing costs	1,369	1,571
Amortization of asset retirement obligations	17	(21)
Dividends accrued on investment	(451)	—
Deferred tax expense	10,940	2,737
Loss on extinguishment of debt	1,583	—
Gain on adjustment of allowance for credit losses on held-to-maturity investment	(2,110)	—
Equity loss of unconsolidated entities, net of tax	238	—
Gain on re-measurement of tax benefit arrangement	(3,788)	(348)
Loss on reacquired franchise rights	1,160	—
Equity-based compensation	2,850	1,439
Other	(53)	11
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	14,415	9,428
Inventory	(589)	6
Other assets and other current assets	(5,522)	3,708
Restricted assets - national advertising fund	(22,569)	(13,721)
Accounts payable and accrued expenses	(7,284)	(7,677)
Other liabilities and other current liabilities	1,035	(3,876)
Income taxes	625	295
Equipment deposits	6,869	(621)
Deferred revenue	15,306	8,802
Leases and deferred rent	(90)	126
Net cash provided by operating activities	58,010	23,523
Cash flows from investing activities:
Additions to property and equipment	(23,872)	(6,359)
Acquisition of franchises, net of cash acquired	(425,834)	—
Investments	—	(25,000)
Net cash used in investing activities	(449,706)	(31,359)
Cash flows from financing activities:
Principal payments on capital lease obligations	(52)	(53)
Proceeds from issuance of long-term debt	900,000	—
Proceeds from issuance of Variable Funding Notes	75,000	—
Repayment of long-term debt	(634,250)	(4,375)
Payment of deferred financing and other debt-related costs	(16,191)	—
Proceeds from issuance of Class A common stock	525	344
Distributions to Continuing LLC Members	(815)	—
Net cash provided by (used in) financing activities	324,217	(4,084)
Effects of exchange rate changes on cash and cash equivalents	206	53
Net decrease in cash, cash equivalents and restricted cash	(67,273)	(11,867)
Cash, cash equivalents and restricted cash, beginning of period	603,941	515,800
Cash, cash equivalents and restricted cash, end of period	$536,668	$503,933
Supplemental cash flow information:
Net cash paid for income taxes	$130	$322
Cash paid for interest	$16,874	$18,794
Non-cash investing activities:
Non-cash additions to property and equipment	$4,470	$7,419
Fair value of common stock issued as consideration for acquisition	$393,730	$—

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended March 31,
	2022	2021
(in thousands)
Net income	$18,376	$6,190
Interest income	(209)	(217)
Interest expense(1)	22,631	20,244
Provision for income taxes	11,711	3,354
Depreciation and amortization	25,683	15,474
EBITDA	$78,192	$45,045
Purchase accounting adjustments-revenue(2)	58	69
Purchase accounting adjustments-rent(3)	109	117
Loss on reacquired franchise rights(4)	1,160	—
Gain on settlement of preexisting contract with acquiree(5)	(2,059)	—
Transaction fees(6)	4,423	—
Gain on adjustment of allowance for credit losses on held-to-maturity investments(7)	(2,110)	—
Dividend income on held-to-maturity investments(8)	(451)	—
Pre-opening costs(9)	656	365
Insurance recovery(10)	—	(2,175)
Tax benefit arrangement remeasurement(11)	(3,788)	(348)
Other(12)	1,153	635
Adjusted EBITDA	$77,343	$43,708
(1)Includes a $1,583 loss on extinguishment of debt in the three months ended March 31, 2022.
(2)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(3)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $45 and $49 in the three months ended March 31, 2022 and 2021, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64 and $68 in the three months ended March 31, 2022 and 2021, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(4)Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under U.S. GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our consolidated statement of operations.
(5)Represents a gain on settlement of deferred revenue from existing contracts with acquired franchisee-stores recorded in accordance with ASC 805 – Business Combinations, and is included in other (gains) losses, net on our consolidated statement of operations.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

(6)Represents transactions fees and expenses incurred in connection with our acquisition of franchisee-owned stores.
(7)Represents a gain on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investments.
(8)Represents dividend income on held-to-maturity investments.
(9)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(10)Represents an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(11)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(12)Represents certain other charges and gains that we do not believe reflect our underlying business performance.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended March 31,
(in thousands)	2022	2021
Segment EBITDA
Franchise	$60,106	$41,180
Corporate-owned stores	23,364	10,691
Equipment	8,653	1,830
Corporate and other	(13,931)	(8,656)
Total Segment EBITDA(1)	$78,192	$45,045
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended March 31,
(in thousands, except per share amounts)	2022	2021
Net income	$18,376	$6,190
Provision for income taxes, as reported	11,711	3,354
Purchase accounting adjustments-revenue(1)	58	69
Purchase accounting adjustments-rent(2)	109	117
Loss on reacquired franchise rights(3)	1,160	—
Gain on settlement of preexisting contract with acquiree(4)	(2,059)	—
Transaction fees(5)	4,423	—
Loss on extinguishment of debt(6)	1,583	—
Gain on adjustment of allowance for credit losses on held-to-maturity investments(7)	(2,110)	—
Dividend income on held-to-maturity investments(8)	(451)	—
Pre-opening costs(9)	656	365
Insurance recovery(10)	—	(2,175)
Tax benefit arrangement remeasurement(11)	(3,788)	(348)
Other(12)	1,153	635
Purchase accounting amortization(13)	8,518	4,159
Adjusted income before income taxes	$39,339	$12,366
Adjusted income taxes(14)	10,307	3,289
Adjusted net income	$29,032	$9,077

Adjusted net income per share, diluted	$0.32	$0.10

Adjusted weighted-average shares outstanding(15)	89,652	87,179
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

applied in accordance with ASC 805. Adjustments of $45 and $49 in the three months ended March 31, 2022 and 2021, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64 and $68 in the three months ended March 31, 2022 and 2021, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under U.S. GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our consolidated statement of operations.
(4)Represents a gain on settlement of deferred revenue from existing contracts with acquired franchisee-stores recorded in accordance with ASC 805 – Business Combinations, and is included in other (gains) losses, net on our consolidated statement of operations.
(5)Represents transactions fees and expenses incurred in connection with our acquisition of franchisee-owned stores.
(6)Represents a loss on extinguishment of debt in the three months ended March 31, 2022.
(7)Represents a gain on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investments.
(8)Represents dividend income on held-to-maturity investments.
(9)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(10)Represents an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(11)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state rate.
(12)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(13)Includes $3,096 of amortization of intangible assets, for the three months ended March 31, 2022 and 2021, recorded in connection with the 2012 Acquisition, and $5,415 and $1,063 of amortization of intangible assets for the three months ended March 31, 2022 and 2021, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.
(14)Represents corporate income taxes at an assumed effective tax rate of 26.2% for the three months ended March 31, 2022 and 26.6% for the three months ended March 31, 2021, applied to adjusted income before income taxes.
(15)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months ended March 31, 2022 and 2021:

	For the three months ended March 31, 2022			For the three months ended March 31, 2021
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$16,464	84,635	$0.19	$5,581	83,707	$0.07
Assumed exchange of shares(2)	1,912	5,017		609	3,472
Net income	18,376			6,190
Adjustments to arrive at adjusted income before income taxes(3)	20,963			6,176
Adjusted income before income taxes	39,339			12,366
Adjusted income tax expense(4)	10,307			3,289
Adjusted net income	$29,032	89,652	$0.32	$9,077	87,179	$0.10
(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted, of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.2% and 26.6% for the three months ended March 31, 2022 and 2021, respectively, applied to adjusted income before income taxes.